AFFIRMATIVE PLEDGE OF ASSIGNMENT OF QUOTAS AND OTHER PROVISIONS
         ---------------------------------------------------------------


The  parties  below:

THE GSI GROUP, INC., a company organized and existing under the Laws of the State of Delaware, USA, with its head offices at 1004 E. Illinois Street,
Assumption, Illinois, in this act represented by its attorney-in-fact, Luis Fernando Ayres de Mello Pacheco, Brazilian citizen, lawyer, registered with the OAB/RJ under No. 58.898, and at the Taxpayer's Registry (CPF/MF) under No. 800.912.107-04, resident at the city and State of Rio de Janeiro, at Avenida Rio Branco n 1, 19 andar, setor B, herein after referred to as "GSI"; and

LEONARDO SEGATT, Brazilian citizen, married, businessman, registered with the SSP under No. 202137899 and at the Taxpayer Registry (CPF/MF) under No. 374.013.430-53, resident at Marau, State of Rio Grande do Sul, at rua Duque de Caxias, n 444-ZIP 99.150-000, herein after referred to as "Assignee"; both jointly referred to as "Parties";

And,  as  intervening  party,

ASSUMPTION LEASING COMPANY, INC., a company organized and existing under the laws of the State of Delaware, USA, with its head offices at 1004 E. Illinois Street, Assumption, Illinois, in this act represented by its attorney-in-fact, Luis Fernando Ayres De Mello Pacheco, qualified above, herein after referred to as "Assumption Leasing".


                                    RECITALS


     WHEREAS GSI is the majority quotaholder of the limited liability quota company AGROMARAU INDUSTRIA E COMERCIO LTDA., with its head offices at Rodovia RS 324, Km 74, in the city of Marau, State of Rio Grande do Sul, registered at the Taxpayer's Registry (CNPJ) under No. 01.770.039/0001-50, herein after referred to as "Company", holding 99.99% of the Company's corporate capital, which currently corresponds to 31.019.129 quotas, in the total value of RS 31,019,129.00;

     WHEREAS Assumption Leasing is the minority quotaholder of the Company, holding 00,01% of the Company's corporate capital, which currently corresponds to 3,735 quotas, in the total amount of RS 3,735.00;

     WHEREAS the Company's Articles of Organization provide, in its Clause 5, that the quotas may be assigned, sold or transferred upon the affirmative vote of the quotaholders holding the majority of the Company's corporate capital;

     WHEREAS GSI wishes to assign to the Assignee certain percentage of its quotas in the Company, to be transferred in a certain period of time and according to the criteria and conditions set forth in this instrument, and the Assignee accepts to acquire such quotas from GSI according to the same criteria and conditions;

     WHEREAS in the event that the Assignee wishes to assign, sell or transfer the totality or part of its quotas, after he acquires title to such quotas, the Assignee agrees to grant GSI or a designee of GSI, at GSI's sole discretion, the right of first refusal in regard to the purchase of such quotas.

The parties hereto decide to execute this Affirmative Pledge of Assignment of Quotas and Other Provisions to be governed by the following terms and conditions:

1.     ASSIGNMENT  OF  QUOTAS
--     ----------------------

1. GSI agrees to assign title of 5% of its quotas in the Company to Assignee, for free, and Assignee agrees to accept such quotas, to be transferred in the following manner, independent of the implementation of any condition:
(i) 2% of the quotas held by GSI in the Company, representing 620,382 quotas, in the total amount of R$620,382.00, are hereby transferred to Assignee on the date hereof, when the 14th Amendment to the Company's Articles of Organization shall be amended to effective the transfer thereof.

(ii) 1% of the quotas held by GSI in the Company on January 1, 2003 will be transferred to Assignee on such date.

(iii) 1% of the quotas held by GSI in the Company on January 1, 2004 will be transferred to Assignee on such date.

(iv) 1% of the quotas held by GSI in the Company on January 1, 2005 will be transferred to Assignee on such date.

2. GSI agrees to award Assignee and therefore to assign to Assignee up to the maximum amount of 10% of its quotas in the Company, and Assignee agrees to accept such quotas, to be transferred in the following manner upon the implementation of the condition described below:

2.a For every R$6.00 (six) reais of cash this is either (i) returned to the US through reduction of inter-company payable or dividend on capital; or (ii) invested in the Company at GSI management's own discretion, the Assignee will be awarded 01 (one) quota of GSI's participation in the corporate capital of the Company.

2.b. The awarding of quotas as ascribed in this Article 2 will be based on audited results and on the annual balance sheet of the Company, and shall consider that any inter-company payable should be reduced to zero before any dividend is paid.

2.c.     Any  existing  negative balances drawn up during a certain fiscal year, after the execution of this instrument, must be recovered within the following fiscal year, before quotas can be earned as per this Article 2.

3. The threshold of 10% of shares set forth in Article 2 hereof shall never be altered and Assignee shall never be entitled to a percentage higher than 15% in the corporate capital of the Company, considering also the shares awarded as set forth in Article 1 hereof. The shares to be awarded in accordance with this
Article  2  may  be  so  awarded  during  an  undetermined  period  of  time.

4. It is hereby agreed that Assignee shall have no claim of title as to the percentage of the quotas described in Article 2 above if he does not implement the condition imposed for the awarding of such quotas.

5. GSI, Assumption Leasing and the Assignee, as of the moment the latter becomes a quotaholders of the Company, mutually agree that upon a capital increased by one of the quotaholders, they shall give each other the preemptive right to subscribe capital in such amount so that they maintain their proportion in the Company's corporate capital. The quotaholders shall have until 30 (thirty) days as of the deliberation of the capital increase to exercise such preemptive right.

6. The Assignee hereby agrees to adhere to all provisions in the Company's Articles of Organization as well as to the amendments to be made thereto agreed upon herein.


II.     RIGHT  OF  FIRST  REFUSAL  AND  CALL  OPTION
---     --------------------------------------------

7. As soon as Assignee acquires title to the Company's quotas as provided for herein, the Assignee agrees that it may only assign, transfer or encumber the totality or part of its quotas upon the affirmative vote of the quotaholders holding more than one quarter of the Company's corporate capital.

8. In case Assignee is dismissed from the Company for theft, fraud, or any other crime committed against the Company, Assignee shall assign and transfer the quotas he owns at that moment for GSI, for free, within 7 business days as of the leaving of Assignee. The Assignee hereby grants irrevocable powers to Luis Fernando Ayres de Mello Pacheco, attorney-in-law of GSI, for the specific purpose of executing, on his behalf, the amendment to the Articles of Organization of the Company to effectuate the transfer of such shares to GSI, in such specific situations.

9. In case Assignee is dismissed from the Company for any reason other than the reasons set forth in Article 8 above, Assignee shall assign and transfer the quotas he owns at that moment for GSI, within 7 business days as of the leaving of Assignee. The parties agree that the price for such quota(s) shall be calculated as set forth in Article 12 herein.

10. In case Assignee wished to leave the Company by his own, Assignee shall assign and transfer the quotas he owns at that moment for GSI, within 7 business days as of the leaving of Assignee. The parties agree that the price for such quota(s) shall be calculated as set forth in Article 12 herein. In this case, if the Assignee decides to leave the Company between the dates specified below, the value to be paid by GSI for his quotas, shall be ascertained as follows:
10.a. From January 1, 2002- To December 31, 2002, he will be paid for his quotas at 25% of the book value attributed to each quota;

10.b. From January 1, 2003-To December 31, 2003, he will be paid for his quotas at 50% of the book value attributed to each quota;

10.c. From January 1, 2004-To December 31, 2004, he will be paid for his quotas at 75% of the book value attributed to each quota;

10.d. Beyond January 1, 2005, he will be paid for his quotas at 100% of the book value attributed to each quota.

11. In case Assignee whishes to assign or transfer its quotas to third parties it shall always give GSI the right of first refusal to acquire such quotas upon the same price and conditions offered to third parties. The Parties agree that the price for such quota(s) shall not supersede, in any way, the net value of the quotas, as calculated as set forth in Article 12 below. For the full exercise of GSI's right of first refusal, it is hereby agreed that Assignee shall give GSI a prior written notice, in which it shall be indicated the offer of transfer of quotas, the amount of quotas offered, the price to be paid for such quotas, the conditions of payment, as well as any other relevant condition, provided that such offer shall be made in the exact terms and conditions as those agreed upon with the third party.

12. The net value of the quotas shall be based on the net worth of the Company, after presentation of the financial statements, which shall calculated the net worth with the total assets, less intangible assets, and less liabilities. As a result of this calculation, the amount of the Company's net worth shall then be divided upon the number of the Company's existing quotas on the time of the referred transfer, so as to calculate the net value of each quota.


13. GSI shall have sixty (60) days, as of receipt of the written notice mentioned in Article 11, above, to indicate its interest in acquiring the quotas offered by Assignee.

14. GSI's failure to declare acceptance of the offer within the 60-day period above mentioned shall be understood as its waiver to exercise the right of first refusal.

15.     In case GSI declines the offer or waives its right of first refusal, per
Article 14, above, Assignee may transfer its quotas to the third party, provided that the sale of such quotas shall be made according to the same price and conditions offered to GSI, referred to in Article 11.
III.     CALL  OPTION  UPON  THE  CHANGE  IN  GSI'S  CORPORATE  STRUCTURE
----     ----------------------------------------------------------------

16. In the event of merger, acquisition, spin off or the change of control in GSI's corporate structure, GSI or whichever company succeeds GSI in its position of a quotaholder of the Company shall have the option to purchase from Assignee all, and not a portion, of its quotas in the Company.

17.     The  amount  to  be  agreed  for the sale of the quotas, as mentioned in
Article 16, above, shall be calculated by the net value of the quotas, as established in Article 12, except if the Company is sold out separately, when the amount shall be calculated by the market value of the quotas, whichever amount is higher.

IV.     FINAL  PROVISIONS
---     -----------------

18. The Parties and Assumption Leasing hereby agree to execute the necessary amendments to the Company's Articles of Organization, which shall be duly registered before the appropriate Commercial Board, formalizing the assignment of quotas hereby agreed upon, as they become due to Assignee, as well as the other provisions agreed upon herein, regardless of the powers granted by Assignee to Luis Fernando Ayres de Mello Pacheco, as per Article 8 hereof.

19. This instrument shall be governed by the Laws of Republica Federative do Brasil.

20. The Parties elect the Central Court of the city of Rio de Janeiro as the competent venue for any disputes that may arise from this agreement, waiving the right to claim any other venue, irrespective of how privileged it may be.

IN WITNESS WHEREOF, the parties hereunder execute this Affirmative Pledge of Assignment of Quotas and Other Provisions in four (4) identical counterparts both in English and in Portuguese. The Portuguese version shall prevail, should any dispute arise from the interpretation of both versions.

                         Rio de Janeiro, January 1, 2002


                   __________________________________________
                   ------------------------------------------
                               THE GSI GROUP, INC.


                                 LEONARDO SEGATT



                        ASSUMPTION LEASING COMPANY, INC.


Witnesses:

1.________________          2.________________
Name:                    Name: